SECURITIES AND EXCHANGE

                       COMMISSION WASHINGTON, DC 20549

                                   FORM 8-K

                               CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported) :  July 17, 1997


                      DELTA WOODSIDE INDUSTRIES, INC.
            (Exact name of registrant as specified in its Charter)


South Carolina                0-10095                    57-0535180
(State or other               (Commission              (IRS Employer
jurisdiction of                File Number)           Identification
incorporation)                                             Number)

                          233 North Main Street
                        Hammond square, Suite 200
                         Greenville, SC 29601
         (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (864)
232-8301



     (Former name or former address, if changed since last report)





July 17, 1997                                Bettis C.Rainsford
Greenville, South Carolina                        (803 6375304



                         Delta Woodside Industries, Inc.

(NYSE-DLW) today announced that its wholly-owned subsidiary, Delta Mills,Inc., which conducts the Company's textile segment business, intends to raise approximately
$150 million pursuant to a private placement of senior notes, subject to market and other conditions. The net proceeds of this private placement, together with proceeds from an anticipated $100 million Delta Mills, Inc. bank credit facility, will be used to pay indebtedness outstanding under Delta Woodside's existing bank credit facility. The securities to be offered in the private placement will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from registration requirements.




     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         DELTA WOODSIDE INDUSTRIES, INC.
                           (Registrant)

                         By:    /s/ E. Erwin Maddrey,II
                         Name:  E. Erwin Maddrey, II
                         Title: President and Chief
                                Executive officer
                         Date:  July 17, 1997